UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Oncology Institute, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

The Oncology Institute, Inc.

Annual Meeting of Stockholders

Thursday, June 13, 2024 11:00 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/TOI for more details.

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOI

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/TOI

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 3, 2024.

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 13, 2024 For Stockholders of record as of April 15, 2024

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The Oncology Institute, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Election of nine directors.

1.01 Richard Barasch

1.02 Maeve O’Meara Duke

1.03 Brad Hively

1.04 Karen Johnson

1.05 Mohit Kaushal

1.06 Gabriel Ling

1.07 Anne McGeorge

1.08 Mark Pacala

1.09 Daniel Virnich

2.	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2024.

3.	Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our Secured Senior Convertible Notes and Warrants to purchase Common Stock.